As filed with the Securities and Exchange Commission on May 6, 1998

                                                    Registration No. 333-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          ACCLAIM ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                       38-2698904
  (State or other jurisdiction of                        (I.R.S Employer
   incorporation or organization)                      Identification Number)


                               One Acclaim Plaza
                           Glen Cove, New York 11542
                    (Address of principal executive offices)

                              -------------------

                          Acclaim Entertainment, Inc.
                       1998 Employee Stock Purchase Plan
                            (Full title of the plan)

                              -------------------


       Gregory E. Fischbach                        Copy to:
       Chief Executive Officer                     Jayshree Parthasarathy, Esq.
       One Acclaim Plaza                           Rosenman & Colin LLP
       Glen Cove, New York  11542                  575 Madison Avenue
       (516) 656-5000                              New York, New York  10022
       (Name, address and telephone                (212) 940-8800
       number of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE


===============================================================================

Title of                    Proposed
securities   Amount         maximum          Proposed maximum      Amount of
to be        to be          offering price   aggregate             registration
registered   registered     per share*       offering price*       fee

===============================================================================
Common
 Stock,
 par value
 $0.02 per
 share....   3,000,000        $7.3125        $21,937,500            $6,472

===============================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the Common Stock as quoted on The NASDAQ Stock Market's National Market System on May 4, 1998.
===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Acclaim Entertainment, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1997, filed on November 12, 1997 (File No. 0-16986);

                  (b) Quarterly Report on Form 10-Q for the quarter ended November 30, 1997, filed on January 14, 1998 (File No. 0-16986);

                  (c) Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, filed on April 8, 1998 (File No. 0-16986); and

                  (d) The information in respect of the Company's common stock under the caption "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed on June 8, 1988, as amended by the Current Report on Form 8-K, dated August 24, 1989, relating to the one-for-two stock split effected by the Company (File No. 0-16986).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 145 of the General Corporation Law of Delaware, the law of the state in which the Company is incorporated, empowers a corporation within certain limitations to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

         The Company has in effect directors' and officers' liability insurance.


ITEM 8.  EXHIBITS

   Exhibit No.   Description

         *4(a)  - Acclaim Entertainment, Inc. 1998 Employee Stock Purchase Plan.

          4(b) - Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's
                  Registration Statement on Form S-1, Registration No. 33-28274, filed on April 21, 1989, as amended).

          4(c)  - Amendment to Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1,
                  Registration No. 33-28274, filed on April 21, 1989, as amended).

          4(d)  - Amendment to Certificate of Incorporation
                  (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-8,
                  Registration No. 33-59483, filed on May 19, 1995 (the "Form S-8")).

          4(e)  - Amended and Restated By-Laws of the Company
                  (incorporated by reference to Exhibit 4(e) to the Form S-8).

         4(f)   - Specimen of common stock certificate of the
                  Company (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended August 31, 1991, filed on November 8, 1989, as amended (File No. 0-16986)).

         *5     - Opinion of Rosenman & Colin LLP.

         *23(a) - Consent of KPMG Peat Marwick LLP (included on page II-7).


         *23(b) - Consent of Grant Thornton LLP (included on page II-8).

         *23(c) - Consent of Rosenman & Colin LLP (included in Exhibit 5).

         *24    - Power of Attorney (included on page II-6).

--------------------------
*  Filed herewith
                                      II - 3

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Cove, State of New York, on this 4th day of May, 1998.

                                        ACCLAIM ENTERTAINMENT, INC.
                                            (Registrant)

                                        By   /s/ GREGORY E. FISCHBACH
                                           ------------------------------------
                                                 Gregory E. Fischbach
                                             Co-Chairman of the Board and
                                                Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Fischbach and James Scoroposki, and each or either of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                            Title                              Date
         ---------                                            -----                              ----

 /s/ Gregory E. Fischbach                       Co-Chairman of the Board;                    May 4, 1998
--------------------------                           Chief Executive Officer;
  Gregory E. Fischbach                               President; Director


 /s/ James Scoroposki                           Co-Chairman of the Board;                    May 4, 1998
--------------------------                           Senior Executive Vice
  James Scoroposki                                   President; Treasurer;
                                                     Secretary; Director; Acting
                                                     Chief Financial and Accounting
                                                     Officer


 /s/  Kenneth L. Coleman                        Director                                     May 4, 1998
--------------------------
  Kenneth L. Coleman


 /s/  Bernard J. Fischbach                      Director                                     May 4, 1998
--------------------------
  Bernard J. Fischbach



 /s/  Robert H. Groman                          Director                                     May 4, 1998
--------------------------
  Robert H. Groman


 /s/  James Scibelli                            Director                                     May 4, 1998
--------------------------
  James Scibelli


                                                Director                                     May  , 1998
--------------------------
  Michael Tannen


                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Acclaim Entertainment, Inc.:

We consent to the use in this Registration Statement on Form S-8 of Acclaim Entertainment, Inc. of our report dated November 5, 1997 incorporated by reference herein.

Our report dated November 5, 1997 contains an explanatory paragraph that states that the Company's significant losses from operations in fiscal 1997 and 1996 and its working capital and stockholders' deficiencies at August 31, 1997 raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The report also indicates that we were unable to review the fiscal 1996 selected quarterly data in accordance with professional standards.

KPMG PEAT MARWICK LLP

New York, New York
May 4, 1998

                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated December 8, 1995 accompanying the consolidated financial statements and schedule for the year ended August 31, 1995, included in the Annual Report of Acclaim Entertainment, Inc. on Form 10-K for the year ended August 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Acclaim Entertainment, Inc. on Form S-8.

Our report dated December 8, 1995 contains an emphasis paragraph as to uncertainty relating to the eventual outcome of certain class action lawsuits. The fiscal 1995 consolidated financial statements do not include any provision for any liability that might result upon the resolution of these matters.

GRANT THORNTON LLP

New York, New York
May 4, 1998